UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 29, 2025

BOLLINGER INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BINI	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2025, Bollinger Innovations, Inc. (the “Company”) entered into an Amendment and Exchange Agreement (the “Exchange Agreement”) with certain investors (each individually a “Holder” and collectively, the “Holders”), pursuant to which the Company agreed to exchange certain outstanding senior secured convertible notes (the “Exchange Notes”) and warrants (the “Exchange Warrants”) previously issued pursuant to the Securities Purchase Agreements, as may have been amended from time to time, dated May 14, 2024, January 23, 2025, February 5, 2025, March 6, 2025, May 16, 2025 and May 29, 2025 (each a “Securities Purchase Agreement” and collectively, the “Securities Purchase Agreements”). The Exchange Agreement provides for the exchange of the Exchange Notes and Exchange Warrants issued pursuant to the Securities Purchase Agreements for newly authorized shares of Series F Convertible Preferred Stock, par value $0.001 per share (“Series F Preferred Stock”) and Series G Convertible Preferred Stock, par value $0.001 per share (“Series G Preferred Stock,” and together with the Series F Preferred Stock, the “Preferred Stock”), respectively.

Pursuant to the Exchange Agreement, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”), the Holders agreed to exchange (i) the Exchange Notes, with an aggregate principal and accrued interest of approximately $25.5 million for approximately 25,521 shares of Series F Preferred Stock (the “Series F Preferred Shares”) and (ii) the Exchange Warrants, exercisable (on a cash basis) for approximately 4.3 million shares of common stock, par value $0.001 per share (the “Common Stock”) for approximately 109,219 shares of Series G Preferred Stock (the “Series G Preferred Shares” and together with the Series F Preferred Shares, the “Preferred Shares”). Upon closing of the transactions contemplated by the Exchange Agreement, the Exchange Notes and Exchange Warrants were cancelled and the Holders relinquished all rights, title and interest in such securities.

The Exchange Agreement includes certain covenants, including, among others, that (i) the Company will use commercially reasonable efforts to maintain the listing of its Common Stock on a stock exchange, (ii) while Preferred Shares remain outstanding, (A) during a certain 90 day period, the Company will not, with certain exceptions, offer or issue any equity or related securities, and (B) the Company will not, without approval from Holders of a majority of the outstanding Preferred Shares, issue any equity security having a preference over or party with the Preferred Shares with respect to dividends, liquidation or redemption or having a preference over the Common Stock with respect to dividends, liquidation or redemption, and the Company and its subsidiaries will not incur any indebtedness. The Company also agreed not to enter into any fundamental transaction, such as a merger, sale of more than 50% of the outstanding voting shares, sale of substantially all assets, or business combination, unless such transaction complies with the terms of the Certificates of Designations (as defined below in Item 5.03 of this Report). Additionally, the Exchange Agreement amended each of the Transaction Documents (as defined in each Securities Purchase Agreement) to incorporate the Series F Preferred Stock and Series G Preferred Stock. The Exchange Agreement contains customary representations and warranties between the Company and the Holders.

If, upon conversion of the Preferred Shares, the Company fails to timely issue the shares of Common Stock, then, at the sole discretion of the Holder, the Company will pay in cash to such Holder on each trading day after the delivery date an amount equal to 1% of the product of the number of shares of Common Stock not so delivered multiplied by the closing sale price of the Common Stock on the trading day immediately preceding such delivery date.

This description of the Exchange Agreement and the transactions related thereto does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement filed hereto as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above with respect to the cancellation of the Exchange Notes and the Exchange Warrants in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 and below in Item 5.03 is incorporated herein by reference. The issuance of the Series F Preferred Stock and Series G Preferred Stock, and the shares of Common Stock issuable upon conversion thereof, was made in reliance upon the exemptions from registration provided by Section 3(a)(9) of the Securities Act, because it involves an exchange with the Company’s exchange security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange and Rule 506(b) of Regulation D, because, among other things, the transaction did not involve a public offering and the investors represented that they are accredited investors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in Item 1.01 is incorporated herein by reference.

Pursuant to the terms of the Exchange Agreement, on July 29, 2025, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations designating 25,600 shares of Series F Preferred Stock (the “Series F Preferred Certificate of Designations”) and a Certificate of Designations designating 110,000 shares of Series G Preferred Stock (the “Series G Preferred Certificate of Designations”, and together with the Series F Preferred Certificate of Designations, the “Certificates of Designations”). The Certificates of Designations set forth the rights, preferences, privileges and restrictions of the shares of Series F Preferred Stock and Series G Preferred Stock.

Series F Preferred Stock

The following is a summary of the terms of the Series F Preferred Stock.

Serial Designations and Number of Shares. The Series F Preferred Stock consists of the following serial designations, which are identical in all respects to every other share of Series F Preferred Stock, except as set forth in the Series F Certificate of Designations: 560 shares of F-1 Preferred Stock; 1,700 shares of F-2 Preferred Stock; 4,200 shares of F-3 Preferred Stock; 1,700 shares of F-4 Preferred Stock; 6,900 shares of F-5 Preferred Stock; 2,325 shares of F-6 Preferred Stock; 2,150 shares of F-7 Preferred Stock; 1,715 shares of F-8 Preferred Stock; and 4,350 shares of F-9 Preferred Stock.

Ranking. The Series F Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company, unless at least a majority of the outstanding Series F Preferred Shares consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series F Preferred Stock.

Conversion and Exchange. Each share of Series F Preferred Stock is convertible at the option of a Holder at any time into shares of Common Stock by dividing the conversion amount by the lower of (a) the applicable Conversion Fixed Price for the relevant series (“Conversion Fixed Price” means (1) for the F-1 Preferred Shares, $775, (2) for the F-2 Preferred Shares, $1,150, (3) for the F-3 Preferred Shares, $156,060, (4) for the F-4 Preferred Shares, $3,401, (5) for the F-5 Preferred Shares, $248,000, (6) for the F-6 Preferred Shares, $642,000, (7) for the F-7 Preferred Shares, $18,500, (8) for the F-8 Preferred Shares, $51,400, and (9) for the F-9 Preferred Shares, $346,800,000), (b) 95% of the closing sale price of the Common Stock on the date the initial registration statement for such series is declared effective by the SEC, or (c) 95% of the lowest daily volume-weighted average price (VWAP) in the five trading days prior to the conversion date, but in no event less than the applicable Conversion Floor Price (“Conversion Floor Price” means (1) for the F-1 Preferred Shares, $0.02, (2) for the F-2 Preferred Shares, $0.03, (3) for the F-3 Preferred Shares, $0.05, (4) for the F-4 Preferred Shares, $0.07, (5) for the F-5 Preferred Shares, $0.08, (6) for the F-6 Preferred Shares, $0.21, (7) for the F-7 Preferred Shares, $0.37, (8) for the F-8 Preferred Shares, $1.03, and (9) for the F-9 Preferred Shares, $1.16, which amounts are not subject to adjustment for stock dividends, subdivisions, or combinations). The conversion price and shares are subject to adjustment, pursuant to Section 6 of the Certificate of Designations, in the event of stock dividends and stock splits, and subsequent equity sales.

If, upon conversion of Series F Preferred Shares, the Company fails to timely issue the shares of Common Stock, then, at the sole discretion of the Holder, the Company will pay in cash to such Holder on each trading day after the delivery date an amount equal to 1% of the product of the number of shares of Common Stock not so delivered multiplied by the closing sale price of the Common Stock on the trading day immediately preceding such delivery date.

If any shares of Series F Preferred Stock are converted, redeemed or reacquired by the Company, such shares may not be reissued and will automatically be retired and cancelled and resume the status of authorized but unissued shares of preferred stock. The Series F Preferred Stock will not be convertible by a Holder to the extent that such Holder or any of its affiliates would beneficially own in excess of 9.9% of the Common Stock, as further described in the Series F Preferred Certificate of Designations.

Voting Rights. Except as provided by law, the Holders of Series F Preferred Stock have no voting rights except that approval from a majority of the outstanding shares of Series F Preferred Stock, voting as a single class, is required to (i) alter or change the powers, preferences, or rights of the Series F Preferred Stock so as to affect them adversely, (ii) amend the Certificate of Incorporation or bylaws in a manner adverse to the Holders of Series F Preferred Stock, (iii) increase or decrease (other than by conversion) the authorized number of Series F Preferred Stock, (iv) create or authorize any new class or series of stock senior to or on parity with the Series F Preferred Stock, (v) pay dividends or make distributions on any junior stock, (vi) issue additional Series F Preferred Stock (except as contemplated), or (vii) circumvent the rights of the Series F Preferred Stock.

Dividends. Holders of Series F Preferred Stock are entitled to receive cumulative dividends at an annual rate of 20% of the $1,000 stated value per share of Series F Preferred Stock, accruing daily, whether or not declared and whether or not there are funds legally available for payment. Dividends are payable in cash quarterly in arrears on the first trading day of each fiscal quarter beginning on October 1, 2025. At the option of each Holder, dividends may be paid at any time in shares of Common Stock pursuant to the conversion terms described above.

Company Optional Redemption. At any time, the Company has the right to redeem in cash all, but not less than all, the shares of Series F Preferred Stock then outstanding equal to the sum of (1) the stated value plus (2) the all accrued dividends.

Covenants. The Company and its subsidiaries are subject to certain customary affirmative and negative covenants regarding the rank of the Series F Preferred Stock, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness when a Triggering Event has occurred, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other customary matters. A “Triggering Event” includes, but is not limited to: (i) failure to maintain sufficient reserves of authorized Common Stock; (ii) the Company’s failure to deliver shares of Common Stock upon conversion, or notice of the Company’s intention not to comply with a request for conversion of any Series F Preferred Stock; (iii) failure to declare or pay any dividend when due; (iv) the occurrence of any default under, redemption of or acceleration prior to maturity in an aggregate amount in excess of $300,000 of indebtedness (as described in the Series F Certificate of Designations) of the Company or any subsidiary; (v) failure to maintain the listing of its Common Stock on a stock exchange; (vi) failure to file annual or quarterly reports within the required periods; (vii) bankruptcy or insolvency of the Company; and (viii) breach of any representation or warranty when made, or any covenant or other term or condition of any Transaction Document. Furthermore, any amounts due under the Transaction Documents which is not paid when due will result in a late charge in an amount equal to interest on such amount at the rate of 15% per month until paid in full.

Purchase Rights, Distribution of Assets and Fundamental Transactions. Holders of Series F Preferred Stock may receive and participate in purchase rights and distribution of assets. The Company may not enter into any fundamental transaction unless the successor entity issues in exchange securities with similar rights.

Liquidation, Dissolution and Winding Up. In the event of any Liquidation Event (as defined in the Series F Certificate of Designation), the Holders of Series F Preferred Shares will be entitled to receive prior and in preference to any distribution of the proceeds to the holders of the Common Stock, an amount per share equal to the Conversion Fixed Price plus declared but unpaid dividends on such shares.

Series G Preferred Stock

The following is a summary of the terms of the Series G Preferred Stock.

Ranking. The Series G Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company, unless at least a majority of the outstanding Series G Preferred Shares consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series G Preferred Stock.

Conversion and Exchange. Each shares of Series G Preferred Stock is convertible at the option of a Holder at any time prior to the applicable conversion maturity date (as set forth in the Holder Schedule attached to the Exchange Agreement) into shares of Common Stock, determined by dividing the stated value of $1,000 per share of Series G Preferred Stock (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events with respect to the Series G Preferred Stock) by the lower of the two closing bid prices of the Common Stock in the two days prior to the date of such conversion, but in any event not less than $0.10 per share. If, upon conversion of Series G Preferred Shares, the Company fails to timely issue the shares of Common Stock, then, at the sole discretion of the Holder, the Company will pay in cash to such Holder on each trading day after the delivery date an amount equal to 1% of the product of the number of shares of Common Stock not so delivered multiplied by the closing sale price of the Common Stock on the trading day immediately preceding such delivery date.

If any shares of Series G Preferred Stock are converted, redeemed or reacquired by the Company, such shares may not be reissued and will automatically be retired and cancelled and resume the status of authorized but unissued shares of preferred stock. The Series G Preferred Stock will not be convertible by a Holder to the extent that such Holder or any of its affiliates would beneficially own in excess of 9.9% of the Common Stock, as further described in the Series G Preferred Certificate of Designations.

Voting Rights. Except as provided by law, the Holders of Series G Preferred Stock shall have no voting rights except that approval from a majority of the outstanding shares of Series G Preferred Stock, voting as a single class, is required to (i) alter or change the powers, preferences, or rights of the Series G Preferred Stock so as to affect them adversely, (ii) amend the Certificate of Incorporation or bylaws in a manner adverse to the Holders of Series G Preferred Stock, (iii) increase or decrease (other than by conversion) the authorized number of Series G Preferred Stock, (iv) create or authorize any new class or series of stock senior to or on parity with the Series G Preferred Stock, (v) pay dividends or make distributions on any junior stock, (vi) issue additional Series G Preferred Stock (except as contemplated), or (vii) circumvent the rights of the Series G Preferred Stock.

Purchase Rights, Distribution of Assets and Fundamental Transactions. Holders of Series G Preferred Stock may receive and participate in purchase rights and distribution of assets. The Company may not enter into any fundamental transaction unless the successor entity issues in exchange securities with similar rights.

Company Optional Redemption. At any time after the applicable conversion maturity date, the Company has the right to redeem in cash all, but not less than all, of the shares of Series G Preferred Stock then outstanding equal to $0.001 per share.

Dividends and Liquidation, Dissolution and Winding Up. Holders of Series G Preferred Stock are not entitled to receive any dividends and do not have any right to receive any distribution of assets upon a Liquidation Event (as defined within the Series G Preferred Certificate of Designations).

The foregoing summary of the terms of the Series F Preferred Stock and the Series G Preferred Stock are qualified in their entirety by reference to the text of the Series F Preferred Certificate of Designations and the Series G Certificate of Designations, which are filed hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 29, 2025, the Company issued a press release regarding the exchange transaction pursuant to the Exchange Agreement. The press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series F Preferred Stock, filed July 29, 2025.
3.2	Certificate of Designations, Preferences and Rights of Series G Preferred Stock, filed July 29, 2025.
10.1	Amendment and Exchange Agreement, dated July 29, 2025, by and between Bollinger Innovations, Inc. and the holders thereto.
99.1	Press Release dated July 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLLINGER INNOVATIONS, INC.

Date: July 31, 2025	By:	/s/ David Michery
David Michery
Chief Executive Officer